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                                                                Exhibit 5.1

                      [APPLEBY SPURLING & KEMPE LETTERHEAD]

                                                                June 20, 2001

Trenwick Group Ltd.
Continental Building
25 Church Street
Hamilton HM 12
Bermuda

Ladies and Gentlemen:

You have asked us to render this opinion in our capacity as your counsel as to Bermuda law in connection with the registration under the Securities Act of 1933, as amended, of the United States of America (the "Securities Act"), of a Registration Statement on Form S-3 and related documents (the "Registration Statement") relating to the Company's common shares (the "Common Shares"), preferred shares (the "Preferred Shares"), depositary shares (the "Depositary Shares"), warrants to purchase Common Shares ("Common Share Warrants"), warrants to purchase Preferred Shares ("Preferred Share Warrants"), share purchase contracts ("Share Purchase Contracts") and share purchase units ("Share Purchase Units"). The Common Shares, Preferred Shares, Depositary Shares, Common Share Warrants, Preferred Share Warrants, Share Purchase Contracts and Share Purchase Units, collectively, the "Securities".

For the purposes of this opinion we have examined and relied upon the Registration Statement and the documents listed in the Schedule to this opinion. The Registration Statement and the documents, collectively, the "Documents".

ASSUMPTIONS

In stating our opinion we have assumed:

(a) the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarized, faxed or photostatic copies;

(b)     the genuineness of all signatures on the Documents;

(c) the authority, capacity and power of each of the persons signing the Documents (other than the Company);

(d) that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

(e) that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would have any implication in relation to the opinion expressed herein;





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(f)     that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

(g) that when executed and delivered the Registration Statement will be in a form which does not differ in any material respect from the draft which we have examined for the purposes of this opinion; and

(h) that the Company has filed the Registration Statement in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the activities contemplated by the Registration Statement would benefit the Company.

OPINION

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

1. The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda.

2. When duly authorised, issued, allotted and fully paid for, the Common Shares (including any Common Shares issuable pursuant to any Common Share Warrants, Share Purchase Contracts or Share Purchase Units) will be validly issued, fully paid, non-assessable shares of the Company.

3. When duly authorised, issued, allotted and fully paid for, the Preferred Shares (including any Preferred Shares issuable pursuant to any Preferred Share Warrants, Share Purchase Contracts or Share Purchase Units or represented by Depositary Shares) will be validly issued, fully paid, non-assessable shares of the Company.

4. When duly authorised, executed, delivered and paid for, and assuming compliance with and the validity of any governing contract, the Depositary Shares, the Common Share Warrants, the Preferred Shares Warrants, the Share Purchase Contracts and the Share Purchase Units will be validly authorised, executed, delivered and fully paid securities of the Company.

5. The issue of the Securities will not violate, conflict with or constitute a default under (i) any requirement of any law or any regulation of Bermuda, or (ii) the Constitutional Documents as that term is defined in paragraph 3 of the Schedule to this opinion.

6. There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof, in respect of the issue of the Securities.

RESERVATIONS

We have the following reservations:





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(a)     We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(b) Any provision in the Registration Statement that certain calculations or certificates will be conclusive and binding will not be effective if such calculations or certificates are fraudulent or erroneous on their face and will not necessarily prevent juridical enquiries into the merits of any claim by an aggrieved party.

(c) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between such Company and the holder of shares, that no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

(d) Searches of the Register of Companies at the office of the Registrar of Companies are not conclusive and it should be noted that the Register of Companies does not reveal:

        (i) details of matters which have been lodged for filing or registration which as a matter of general practice of the Registrar of Companies would have or should have been disclosed on the public file but have not actually been registered or to the extent that they have been registered have not been disclosed or do not appear in the public records at the date and time the search is concluded; or

        (ii) details of matters which should have been lodged for registration but have not been lodged for registration at the date the search is concluded.

(e) In order to issue this opinion we have carried out the Company Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

DISCLOSURE

This opinion is addressed to you in connection with the filing by the Company of the Registration Statement with the United States Securities and Exchange Commission. We consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Enforcement of Civil Liabilities Under United States Federal Securities Laws" in the prospectus included as part of the Registration Statement. This opinion is not to be made available to, or relied upon, by any other person or entity, or for any other purpose, without our prior written consent, except that this opinion may be relied upon by Messrs. Baker & McKenzie in rendering its opinion in connection with the filing by the






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Company of the Registration Statement with the United States Securities and
Exchange Commission, as referred to herein. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, of the United States, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to or relied upon by any Person for any purpose.

Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

                             Yours faithfully,

                             /s/ Appleby Spurling & Kempe
                             ----------------------------
                             Appleby Spurling & Kempe


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                                    SCHEDULE

1.      A copy of the Registration Statement.

2. The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on 20 June 2001 (the "Company Search").

3. Originals of the Certificate of Incorporation, the Memorandum of Association, the Certificate of Incorporation on Change of Name and the revised Bye-laws (adopted 22 March 2000) for the Company (collectively, "the Constitutional Documents").